ClearPoint Files Annual Report on Form 10-K, Announces Expiration of Warrants and Unit Purchase Option

CHALFONT, Pa, April 15, /PRNewswire-FirstCall/ — ClearPoint Business Resources, Inc. (OTC Bulletin Board: CPBR), a provider of innovative workforce management solutions, today filed its Annual Report on Form 10-K, which includes its financial results for the fiscal year ended December 31, 2008.

ClearPoint also announced today that warrants to purchase 11,040,000 shares of ClearPoint’s common stock and the unit purchase option to purchase 240,000 units issued in April 2005 will expire on April 17, 2009 at 5:00 p.m., New York City time, in accordance with the terms of such securities.  ClearPoint has no plans to extend the expiration time of such securities, which were issued in connection with ClearPoint’s public offering in 2005.   The warrants were initially issued as part of a unit consisting of one share of common stock and two warrants.  Each unit comprising the unit purchase option also consists of one share of common stock and two warrants.

“We believe the expiration of these securities will reduce potential dilution for our stockholders and simplify our capital structure,” said John G. Phillips, ClearPoint’s Chief Financial Officer.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements involve risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements.  Forward-looking statements may include, without limitation, statements relating to ClearPoint’s plans, strategies, objectives, expectations and intentions and are intended to be made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Some of the forward-looking statements can be identified by the use of forward-looking terms such as “believes,” “expects,” “may,” “will,” “should,” “could,” “seek,” “intends,” “plans,” “estimates,” “anticipates” or other comparable terms.  Factors that could cause actual results to differ from those anticipated  include, but are not limited to, risks and uncertainties detailed in the reports filed by ClearPoint with the SEC.  You should not place undue reliance on ClearPoint’s  forward-looking statements.  Further, any forward-looking statement speaks only as of the date on which it is made, and ClearPoint undertakes no obligation to update or revise any forward-looking statements.

About ClearPoint

ClearPoint Business Resources, Inc. offers services focused on assisting clients in managing their transactional labor needs. ClearPoint's iLabor, a technology-based e-procurement platform, provides its clients with a comprehensive web-based portal to streamline the process involved in the hiring and management of temporary labor.

iLabor is a recent technological solution in the staffing industry.  iLabor provides access to high-quality labor at low costs, giving smaller companies big buying power. The technology built into the iLabor portal makes it easy for clients to source, track and manage their temporary labor force all on one simple screen.

For more information about ClearPoint, visit www.clear-point.com.

Contact Information:

Jack Phillips, CFO
ClearPoint Business Resources, Inc.
(215) 997-7710
jphillips@clear-point.com